Exhibit 23.4

CONSENT OF PINNACLE ENERGY SERVICES, LLC

We hereby consent to the use of the name Pinnacle Energy Services, LLC, of references to Pinnacle Energy Services, LLC, and to the inclusion of and references to our report, or information contained therein, dated January 22, 2016, prepared for Energy 11, LP, and included in Energy 11, LP’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-197476) and related Prospectus.

PINNACLE ENERGY SERVICES, LLC

/s/ John Paul Dick
Name: John Paul Dick
Title: Manager, Registered Petroleum Engineer

April 4, 2016
Oklahoma City, Oklahoma